Exhibit 23.1

HANSEN, BARNETT & MAXWELL, P.C.
A Professional Corporation
CERTIFIED PUBLIC ACCOUNTANTS	Registered with the Public Company
Accounting Oversight Board
5 Triad Center, Suite 750 Salt Lake City, UT 84180-1128
Phone: (801) 532-2200 Fax: (801) 532-7944
www.hbmcpas.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and the Stockholders
nCoat, Inc.

As an independent registered public accounting firm, we hereby consent to the use of our report dated May 17, 2007 with respect to the December 31, 2006 and 2005 consolidated financial statements of nCoat, Inc. and subsidiaries, and to the use of our report dated April 14, 2006 with respect to the September 30, 2005 and December 31, 2004 financial statements of High Performance Coatings, Inc. in Registration Statement No. 333-144524 on Form S-1 of nCoat, Inc. We also consent to the use of our name and the reference to us in the Experts section of the Registration Statement.

/s/ HANSEN, BARNETT & MAXWELL, P.C.
HANSEN, BARNETT & MAXWELL, P.C.

Salt Lake City, Utah
February 7, 2008